EXHIBIT 99.1

Arbutus to Present Imdusiran and AB-101 Data at EASL Congress 2025

Five abstracts accepted for poster presentations

WARMINSTER, Pa., April 23, 2025 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS) (“Arbutus” or the “Company”), a clinical-stage biopharmaceutical company focused on infectious disease, today announced that five abstracts, including one late-breaker, have been accepted for presentation at the European Association for the Study of the Liver (EASL) Congress 2025 taking place May 7 - 10, 2025 in Amsterdam, Netherlands.

The following abstracts will be presented as posters in the Viral Hepatitis B and D: New Therapies, Unapproved Therapies or Strategies session on May 8, 2025, from 8:30 am – 5:00 pm CET.

Abstract Number: 1768
Title: IM-PROVE I: characterization of chronic hepatitis B (CHB) subjects with functional cure or HBV DNA suppression after completion of imdusiran plus short courses of pegylated interferon alfa-2a (IFN) and discontinuation of nucleos(t)ide analogue (NA) therapy
Presenter: Prof. Man-Fung Yuen
Presentation Date: May 8, 2025
Key Findings: Within this small group of subjects who achieved functional cure or HBV DNA<LLOQ after NA discontinuation in the IM-PROVE I study, HBsAg at baseline and at the time of NA discontinuation appear to be the only factors associated with functional cure, with no apparent differences in other baseline characteristics or HBV biomarkers collected, including HBcrAg and HBV RNA. Additional analysis of this dataset is ongoing, and the potential association of baseline characteristics and HBV biomarkers with functional cure should continue to be evaluated in larger trials.

This will also be featured in the Poster Tour: Viral Hepatitis, on Thursday, May 8, 2025, at 16:22 CEST.

Abstract Number: 2043
Title: IM-PROVE I: Rapid loss followed by transient increases in HBV RNA in chronic hepatitis B subjects during treatment with imdusiran and pegylated interferon alfa-2a is associated with HBsAg seroclearance
Presenter: Dr. Emily P. Thi
Presentation Date: May 8, 2025
Key Findings: Subjects who achieved functional cure after combination treatment with imdusiran plus interferon showed rapid HBV RNA decline during imdusiran lead-in, with 5 of 6 subjects achieving HBV RNA undetectability during this period. Transient elevations in HBV RNA were observed to occur during the interferon treatment period which was associated with further HBsAg decline and loss in some functional cure subjects.

Abstract Number: 1990
Title: First-in-human pharmacokinetics and pharmacodynamics of oral small-molecule
PD-L1 inhibitor AB-101 and correlation to preclinical models
Presenter: Dr. Emily P. Thi
Presentation Date: May 8, 2025
Key Findings: AB-101 was safe and well-tolerated in both single- and multiple-dose administrations in healthy subjects. Dose-responsive increases in PD-L1 receptor occupancy were observed in peripheral blood cells, which correlated with dose-dependent increases in AB-101 plasma concentrations. The clinical plasma PK profile of AB-101 to date indicates rapid distribution into tissues, mirroring the plasma profiles seen in preclinical efficacy models, which exhibited high liver biodistribution and target engagement.

Abstract Number: 1978
Title: Preliminary safety, tolerability, pharmacokinetics and pharmacodynamics of single and multiple doses of AB-101, a small-molecule PD-L1 inhibitor, in healthy and chronic hepatitis B subjects
Presenter: Prof. Edward J. Gane
Presentation Date: May 8, 2025
Key Findings: Single doses of AB-101 up to 40 mg and repeat doses up to 40 mg QD for 7 days were well tolerated in healthy subjects. Preliminary PD data shows AB-101 receptor occupancy at doses ≥ 10 mg, with dose-responsive increases in PD-L1 receptor occupancy observed. Dosing in Part 3 in CHB subjects is ongoing and available data, including receptor occupancy and HBV virologic biomarkers, will be presented.

The following late-breaker poster will be presented on May 7, 2025:

Abstract Number: LB25153
Title: Off-treatment antiviral efficacy and safety of repeat dosing of imdusiran followed by VTP-300 with or without nivolumab in virally-suppressed, non-cirrhotic subjects with chronic hepatitis B (CHB)
Presenter: Dr. Grace Lai-Hung Wong

Abstracts are available on the EASL Congress 2025 website at https://www.easlcongress.eu/. The posters are expected to be made available to conference attendees at the start of the meeting on May 7, 2025, and will be available subsequently on Arbutus’ website at https://www.arbutusbio.com/publications/.

About Imdusiran (AB-729)

Imdusiran is an RNAi therapeutic specifically designed to reduce all HBV viral proteins and antigens including hepatitis B surface antigen, which is thought to be a key prerequisite to enable reawakening of a patient’s immune system to respond to the virus. Imdusiran targets hepatocytes using Arbutus’ novel covalently conjugated N-Acetylgalactosamine (GalNAc) delivery technology enabling subcutaneous delivery. In a Phase 2a clinical trial, imdusiran achieved meaningful functional cure rates in patients with cHBV when combined with pegylated interferon (IFN) alfa-2α and nucleos(t)ide analogue (NA) therapy. Clinical data generated thus far has shown imdusiran to be generally safe and well-tolerated, while also providing meaningful reductions in hepatitis B surface antigen and hepatitis B DNA. The Company is currently reviewing development plans for a Phase 2b clinical trial of imdusiran combined with IFN and NA therapy.

About AB-101

AB-101 is an oral PD-L1 inhibitor candidate that is designed to allow for controlled immune checkpoint blockade while minimizing the systemic safety issues typically seen with immune checkpoint antibody therapies. Immune checkpoints such as PD-1/PD-L1 play an important role in the induction and maintenance of immune tolerance and in T-cell activation. Preclinical data generated thus far indicates that AB-101 mediates re-activation of exhausted HBV-specific T-cells from cHBV patients. AB-101 is currently being evaluated in a Phase 1a/1b clinical trial.

About HBV

Hepatitis B is a potentially life-threatening liver infection caused by the hepatitis B virus (HBV). HBV can cause chronic infection which leads to a higher risk of death from cirrhosis and liver cancer. Chronic HBV infection represents a significant unmet medical need. The World Health Organization estimates that over 250 million people worldwide suffer from chronic HBV infection, while other estimates indicate that approximately 2 million people in the United States suffer from chronic HBV infection. Approximately 1.1 million people die every year from complications related to chronic HBV infection despite the availability of effective vaccines and current treatment options.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, forward-looking statements). Forward-looking statements in this press release include statements about: the potential to lead to a functional cure for HBV; the result of Arbutus’ review of its pipeline and development plans for its cHBV programs and the potential for Arbutus’ product candidates to achieve success in clinical trials.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: ongoing and anticipated clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested product candidate; Arbutus may elect to change its strategy regarding its product candidates and clinical development activities; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus’ products; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Arbutus Biopharma Corporation / ir@arbutusbio.com